EXHIBIT 99.1

Lifestream Technologies, Inc. files for chapter 11 protection, takes action to sell its assets

Post Falls, Idaho—November 30, 2006 – Lifestream Technologies, Inc. (OTCBB:LFTC) announced that yesterday it has filed a petition for protection under Chapter 11 of the United States Bankruptcy Code in the Untied States Bankruptcy Court for the District of Nevada.  Case No. 06-13589.  As a “debtor in possession,” the Company remains in possession of its assets and properties, and continues to operate its business pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

In connection with the bankruptcy filing referred to above, on November 27, 2006, the Company entered into an asset purchase agreement with Polymer Technology Systems, Inc. to sell substantially all of the Company’s assets for $750,000, subject to higher and better offers.  To consummate the sale, the Company filed a motion pursuant to Section 363(f) of the Bankruptcy Code to seek Bankruptcy Court approval for sale of the assets referred to above.  As its bankruptcy pleadings detail, based on preliminary indications, the Company believes that after the sale it is unlikely that any assets will remain for distribution to the common shareholders.

Certain additional information concerning the matters announced in this release are contained in a current report on Form 8-K to be filed with the Securities and Exchange Commission by the Company.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results.